CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	July 28, 2014
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2014 RESULTS

Quarterly Highlights

▪	Net income available to common stockholders of $10.6 million or $0.56 per diluted common share
▪	Net interest margin increased 12 basis points from the prior quarter to 4.04%, the highest since second quarter 2012
▪	Loan growth of $117.0 million or 13% annualized since March 31, 2014
▪	Nonperforming assets decreased $7 million or 12% since March 31, 2014
▪	Completed systems conversion of Morrill & Janes Bank and Trust Company

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income (in millions)	$10.8	$9.6	$17.7	$22.1
Net income available to common stockholders (in millions)	10.6	9.4	17.3	21.4
Diluted earnings per common share	0.56	0.54	0.92	1.25

Return on average assets	0.73%	0.76%	0.60%	0.88%
Return on average common equity	11.14	11.28	9.32	13.19
Net interest margin	4.04	3.71	3.98	3.74

“Heartland’s second quarter performance was excellent in nearly every respect. Net earnings of $10.6 million exceeded last year’s same quarter by 13 percent. Our results were fueled in part by an expanded net interest margin of 4.04 percent and solid noninterest income.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, July 28, 2014-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $10.6 million, or $0.56 per diluted common share, for the quarter ended June 30, 2014, compared to $9.4 million, or $0.54 per diluted common share, for the second quarter of 2013. Return on average common equity was 11.14% and return on average assets was 0.73% for the second quarter of 2014, compared to 11.28% and 0.76%, respectively, for the same quarter in 2013.

Positively affecting net income for the quarter as compared to the same quarter last year was a $11.9 million increase in net interest income, largely due to strong loan growth and the acquisition of Morrill & Janes Bank and Trust Company completed during the last quarter of 2013. This improvement was offset by a $4.3 million decrease in gains on sale of loans held for sale, resulting from weaker mortgage loan volumes, and a $6.7 million increase in noninterest expenses, primarily due to the added expenses at Morrill & Janes Bank and Trust Company.

Commenting on Heartland’s second quarter results, Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “Heartland’s second quarter performance was excellent in nearly every respect. Net earnings of $10.6 million exceeded last year’s same quarter by 13 percent. Our results were fueled in part by an expanded net interest margin of 4.04 percent and solid noninterest income.”

Net income available to common stockholders for the first six months of 2014 was $17.3 million, or $0.92 per diluted common share, compared to $21.4 million, or $1.25 per diluted common share, recorded during the first six months of 2013. Return on average common equity was 9.32% and return on average assets was 0.60% for the first six months of 2014, compared to 13.19% and 0.88%, respectively, for the same period in 2013.

Net Interest Margin Increases in Both Percentage and Dollars

Net interest margin, expressed as a percentage of average earning assets, was 4.04% during the second quarter of 2014 compared to 3.92% during the first quarter of 2014 and 3.71% during the second quarter of 2013.

Fuller said, “We are very pleased to see net interest margin increase to 4.04 percent. Our margin has increased by 22 basis points so far in 2014 and by 33 basis points over the past year.”

Interest income increased $11.5 million or 24% to $59.3 million in the second quarter of 2014 from the $47.8 million recorded in the second quarter of 2013. After adjustment to add $2.7 million for the second quarter of 2014 and $2.4 million for the second quarter of 2013 for income taxes saved on the interest earned on nontaxable securities and loans, on a tax-equivalent basis, interest income in the second quarter of 2014 was $62.0 million compared to $50.2 million in the second quarter of 2013. The increase in interest income in the second quarter of 2014, as compared to the second quarter of 2013, was due to increases in both average earning assets and the interest rate earned on those assets. The average interest rate earned on total earning assets was 4.68% during the second quarter of 2014 compared to 4.51% during the second quarter of 2013. Average earning assets increased $859.2 million or 19% during the second quarter of 2014 compared to the second quarter of 2013, with approximately $804.8 million attributable to the Morrill & Janes Bank and Trust Company acquisition completed during the fourth quarter of 2013.

Interest expense for the second quarter of 2014 was $8.5 million, a decrease of $411,000 or 5% from $8.9 million in the second quarter of 2013. Even though average interest bearing liabilities increased $657.5 million or 19% for the quarter ended June 30, 2014, as compared to the same quarter in 2013, the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 21 basis points decreasing from 1.04% in the second quarter of 2013 to 0.83% in the second quarter of 2014. Contributing to this improvement in interest expense was a continued favorable change in the mix of deposits. Average savings balances, the lowest cost interest-bearing deposits, as a percentage of total average interest bearing deposits was 75% during the second quarter of 2014, compared to 70% for the second quarter of 2013. The average interest rate paid on savings deposits was 0.32% during the second quarter of 2014 compared to 0.30% during the second quarter of 2013 and the average interest rate paid on time deposits was 1.14% during the second quarter of 2014 compared to 1.69% during the second quarter of 2013.

Net interest income increased $11.9 million or 31% to $50.8 million in the second quarter of 2014 from the $38.9 million recorded in the second quarter of 2013. Net interest income on a tax-equivalent basis totaled $53.5 million during the second quarter of 2014, an increase of $12.2 million or 30% from the $41.3 million recorded during the second quarter of 2013.

Decrease in Noninterest Income; Increase in Noninterest Expenses

Noninterest income was $20.7 million during the second quarter of 2014 compared to $23.3 million during the second quarter of 2013, a decrease of $2.5 million or 11%, primarily due to a $4.3 million decrease in gains on sale of loans held for sale and a $1.5 million decrease in securities and trading account securities gains. These decreases are related to the moderately higher interest rate environment in the second quarter of 2014, as compared to the low interest rate environment in the second quarter of 2013 that encouraged mortgage loan refinancings and rebalancing of the securities portfolio. The volume of mortgage loans sold totaled $208.4 million during the second quarter of 2014, a 53% decrease from the $445.5 million sold during the second quarter of 2013. The negative impact of these decreases was partially offset by higher service charges and fees, loan servicing income, trust fees and brokerage and insurance commissions.

Fuller commented, “Our Heartland Mortgage unit remains an area of emphasis for Heartland. We are making diligent efforts to increase loan production while seeking efficiencies in the back office.”

For the second quarter of 2014, noninterest expense totaled $53.9 million, an increase of $6.7 million or 14% from the same quarter of 2013, largely due to $5.2 million of expenses at the Morrill & Janes Bank and Trust Company, which was acquired during the last quarter of 2013. Excluding the effect of this acquisition, noninterest expense increased $1.5 million or 3% during the second quarter of 2014 in comparison to the second quarter of 2013.

Heartland's effective tax rate was 27.81% for the second quarter of 2014 compared to 27.35% for the second quarter of 2013. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $200,000 during both the second quarter of 2014 and 2013. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 34.37% during the second quarter of 2014 compared to 33.71% during the second quarter of 2013. The tax-equivalent adjustment for this tax-exempt interest income was $2.7 million during the second quarter of 2014 compared to $2.4 million during the second quarter of 2013.

Increase in Loans; Slight Decrease in Deposits

Total assets were $5.91 billion at June 30, 2014, a decrease of $9.8 million since year-end 2013. Securities represented 29% of total assets at June 30, 2014, compared to 32% at year-end 2013.

Total loans and leases held to maturity were $3.69 billion at June 30, 2014, compared to $3.50 billion at year-end 2013, an increase of $197.8 million or 11% annualized, with $117.0 million or 59% of this growth occurring in the second quarter. A majority of the year-to-date growth occurred in the commercial and commercial real estate loan portfolio, which increased $170.6 million or 14% annualized since year-end 2013, with $102.9 million or 60% of this growth occurring during the second quarter.

Fuller stated, “An important contributor to Heartland’s solid performance is excellent loan growth of nearly $200 million during the first six months of this year. Our investments in sales technology, tools and training along with active outbound calling, are generating solid increases in organic loan growth.”

Total deposits were $4.64 billion as of June 30, 2014, compared to $4.67 billion at year-end 2013, a decrease of $25.0 million or 1% annualized. Demand deposits totaled $1.22 billion at June 30, 2014, a decrease of $16.9 million or 3% annualized since year-end 2013. Also experiencing a decrease during the first six months, certificates of deposit totaled $863.0 million at June 30, 2014, a decrease of $29.7 million or 7% annualized. Savings deposits experienced an increase during the first six months, growing to $2.56 billion at June 30, 2014, an increase of $21.5 million or 2% annualized. With the continued decline in time deposits, Heartland has continued its positive trend in lower cost of funds.

Fuller said, “While deposit growth has slowed this year, we continue to see a very favorable deposit mix. Demand deposits represent 26 percent of our deposits and, when combined with savings deposits, represent 81 percent of total deposits.”

Decrease in Nonperforming Assets; Increase in Provision for Loan Losses as Result of Loan Growth

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $29.1 million or 0.79% of total loans and leases at June 30, 2014, compared to $42.4 million or 1.21% of total loans and leases at

December 31, 2013. Approximately 45%, or $13.2 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million, the largest of which is $3.9 million. These nonperforming loans, to an aggregate of six borrowers, are spread over five different industry classifications with 60% located in Heartland's Western and the remainder in Heartland's Midwestern markets.

Other real estate owned was $24.4 million at June 30, 2014, compared to $29.9 million at December 31, 2013. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs.

The allowance for loan and lease losses at June 30, 2014, was 1.11% of loans and leases and 140.64% of nonperforming loans compared to 1.19% of loans and leases and 98.27% of nonperforming loans at December 31, 2013. The provision for loan losses was $2.8 million for the second quarter of 2014 compared to $1.9 million for the second quarter of 2013. This increase was primarily a result of the higher loan growth experienced during the second quarter of 2014.

Net charge-offs on loans during the second quarter of 2014 were $432,000, down $9.0 million as compared to the prior quarter and down $1.3 million as compared to the second quarter of 2013.

“Steady and significant improvement in credit quality is an important driver of Heartland’s year-to-date performance. Over the last twelve months we’ve reduced nonperforming assets by $23 million or 30 percent, resulting in a ratio of nonperforming assets to total assets below one percent, the lowest level we've seen in nearly seven years,” Fuller concluded.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0781 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until July 27, 2015, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $5.9 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 77 banking locations in 57 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho, North Dakota, Oregon, Washington and Nebraska. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Interest Income
Interest and fees on loans and leases	$48,101	$39,726	$94,485	$79,553
Interest on securities:
Taxable	7,447	4,712	15,208	9,371
Nontaxable	3,708	3,360	6,830	6,558
Interest on federal funds sold	—	—	—	—
Interest on deposits in other financial institutions	7	2	14	6
Total Interest Income	59,263	47,800	116,537	95,488
Interest Expense
Interest on deposits	4,577	5,066	9,355	10,142
Interest on short-term borrowings	202	108	428	256
Interest on other borrowings	3,685	3,702	7,343	7,499
Total Interest Expense	8,464	8,876	17,126	17,897
Net Interest Income	50,799	38,924	99,411	77,591
Provision for loan and lease losses	2,751	1,862	9,082	2,499
Net Interest Income After Provision for Loan and Lease Losses	48,048	37,062	90,329	75,092
Noninterest Income
Service charges and fees	5,254	4,280	10,150	8,288
Loan servicing income	1,393	141	2,904	267
Trust fees	3,343	2,942	6,553	5,846
Brokerage and insurance commissions	1,158	1,087	2,281	2,038
Securities gains, net	854	2,067	1,635	5,494
Gain (loss) on trading account securities	—	262	(38)	576
Gains on sale of loans held for sale	8,796	13,048	15,175	26,205
Loss on sales/valuations of repossessed assets, net	(798)	(1,600)	(921)	(2,101)
Valuation adjustment on mortgage servicing rights	—	—	—	496
Income on bank owned life insurance	339	315	702	720
Other noninterest income	398	716	1,023	1,396
Total Noninterest Income	20,737	23,258	39,464	49,225
Noninterest Expense
Salaries and employee benefits	32,563	29,516	64,882	59,256
Occupancy	3,984	3,224	8,034	6,409
Furniture and equipment	2,085	2,065	3,975	4,116
Professional fees	4,214	4,233	8,740	7,776
FDIC insurance assessments	980	861	1,960	1,763
Advertising	1,511	1,248	2,699	2,476
Intangible assets amortization	591	198	1,215	398
Other real estate and loan collection expenses	518	877	1,570	1,716
Other noninterest expenses	7,415	4,944	13,201	9,502
Total Noninterest Expense	53,861	47,166	106,276	93,412
Income Before Income Taxes	14,924	13,154	23,517	30,905
Income taxes	4,150	3,598	5,853	8,797
Net Income	10,774	9,556	17,664	22,108
Net income attributable to noncontrolling interest, net of tax	—	—	—	(64)
Net Income Attributable to Heartland	10,774	9,556	17,664	22,044
Preferred dividends and discount	(204)	(205)	(408)	(613)
Net Income Available to Common Stockholders	$10,570	$9,351	$17,256	$21,431
Earnings per common share-diluted	$0.56	$0.54	$0.92	$1.25
Weighted average shares outstanding-diluted	18,746,735	17,203,924	18,739,067	17,193,446

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Interest Income
Interest and fees on loans and leases	$48,101	$46,384	$44,995	$40,154	$39,726
Interest on securities:
Taxable	7,447	7,761	7,327	4,803	4,712
Nontaxable	3,708	3,122	3,294	3,443	3,360
Interest on federal funds sold	—	—	1	—	—
Interest on deposits in other financial institutions	7	7	3	3	2
Total Interest Income	59,263	57,274	55,620	48,403	47,800
Interest Expense
Interest on deposits	4,577	4,778	5,057	4,769	5,066
Interest on short-term borrowings	202	226	421	131	108
Interest on other borrowings	3,685	3,658	3,785	3,623	3,702
Total Interest Expense	8,464	8,662	9,263	8,523	8,876
Net Interest Income	50,799	48,612	46,357	39,880	38,924
Provision for loan and lease losses	2,751	6,331	2,049	5,149	1,862
Net Interest Income After Provision for Loan and Lease Losses	48,048	42,281	44,308	34,731	37,062
Noninterest Income
Service charges and fees	5,254	4,896	4,885	4,487	4,280
Loan servicing income	1,393	1,511	783	598	141
Trust fees	3,343	3,210	2,944	2,918	2,942
Brokerage and insurance commissions	1,158	1,123	1,246	1,277	1,087
Securities gains, net	854	781	509	1,118	2,067
Gain (loss) on trading account securities	—	(38)	582	263	262
Gains on sale of loans held for sale	8,796	6,379	5,353	8,637	13,048
Loss on sales/valuations of repossessed assets, net	(798)	(123)	(359)	(339)	(1,600)
Valuation adjustment on mortgage servicing rights	—	—	—	—	—
Income on bank owned life insurance	339	363	426	409	315
Other noninterest income	398	625	846	1,011	716
Total Noninterest Income	20,737	18,727	17,215	20,379	23,258
Noninterest Expense
Salaries and employee benefits	32,563	32,319	30,121	28,847	29,516
Occupancy	3,984	4,050	3,663	3,387	3,224
Furniture and equipment	2,085	1,890	2,007	1,917	2,065
Professional fees	4,214	4,526	5,270	4,486	4,233
FDIC insurance assessments	980	980	1,036	745	861
Advertising	1,511	1,188	1,458	1,360	1,248
Intangible assets amortization	591	624	469	196	198
Other real estate and loan collection expenses	518	1,052	1,999	730	877
Other noninterest expenses	7,415	5,786	7,519	5,140	4,944
Total Noninterest Expense	53,861	52,415	53,542	46,808	47,166
Income Before Income Taxes	14,924	8,593	7,981	8,302	13,154
Income taxes	4,150	1,703	46	1,492	3,598
Net Income	10,774	6,890	7,935	6,810	9,556
Net income attributable to noncontrolling interest, net of tax	—	—	—	—	—
Net Income Attributable to Heartland	10,774	6,890	7,935	6,810	9,556
Preferred dividends and discount	(204)	(204)	(204)	(276)	(205)
Net Income Available to Common Stockholders	$10,570	$6,686	$7,731	$6,534	$9,351
Earnings per common share-diluted	$0.56	$0.36	$0.42	$0.38	$0.54
Weighted average shares outstanding-diluted	18,746,735	18,724,936	18,360,470	17,221,154	17,203,924

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Assets
Cash and due from banks	$98,613	$84,744	$118,441	$160,225	$105,127
Federal funds sold and other short-term investments	4,047	3,884	6,829	4,783	6,970
Cash and cash equivalents	102,660	88,628	125,270	165,008	112,097
Time deposits in other financial institutions	3,105	3,355	3,355	3,605	3,605
Securities:
Trading, at fair value	—	—	1,801	1,219	956
Available for sale, at fair value	1,412,809	1,400,756	1,633,902	1,374,180	1,507,026
Held to maturity, at cost	257,217	257,927	237,498	53,841	55,199
Other investments, at cost	20,932	18,755	21,843	17,430	15,392
Loans held for sale	87,173	54,862	46,665	61,326	88,541
Loans and leases:
Held to maturity	3,694,734	3,577,776	3,496,952	2,901,706	2,832,377
Loans covered by loss share agreements	4,379	5,466	5,749	5,876	6,275
Allowance for loan and lease losses	(40,892)	(38,573)	(41,685)	(41,311)	(37,623)
Loans and leases, net	3,658,221	3,544,669	3,461,016	2,866,271	2,801,029
Premises, furniture and equipment, net	133,127	135,054	135,714	129,029	129,938
Other real estate, net	24,395	28,083	29,852	33,018	34,763
Goodwill	35,583	35,583	35,583	30,627	30,627
Other intangible assets, net	32,732	32,690	32,959	23,435	22,056
Cash surrender value on life insurance	81,840	81,486	81,110	79,238	75,992
FDIC indemnification asset	124	190	249	795	282
Other assets	64,000	65,064	76,899	73,708	82,253
Total Assets	$5,913,918	$5,747,102	$5,923,716	$4,912,730	$4,959,756
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,221,703	$1,195,457	$1,238,581	$1,073,688	$1,029,784
Savings	2,556,784	2,582,166	2,535,242	2,043,397	1,978,962
Time	862,995	885,741	892,676	807,913	832,388
Total deposits	4,641,482	4,663,364	4,666,499	3,924,998	3,841,134
Short-term borrowings	420,494	256,250	408,756	224,048	339,181
Other borrowings	329,715	334,916	350,109	322,538	336,332
Accrued expenses and other liabilities	49,806	35,237	58,892	44,543	47,974
Total Liabilities	5,441,497	5,289,767	5,484,256	4,516,127	4,564,621
Stockholders' Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common stock	18,468	18,455	18,399	16,953	16,947
Capital surplus	93,334	92,199	91,632	52,641	52,710
Retained earnings	278,632	269,908	265,067	259,172	254,332
Accumulated other comprehensive income (loss)	289	(4,903)	(17,336)	(13,819)	(10,200)
Treasury stock at cost	—	(22)	—	(42)	(352)
Total Heartland Stockholders' Equity	472,421	457,335	439,460	396,603	395,135
Noncontrolling interest	—	—	—	—	—
Total Equity	472,421	457,335	439,460	396,603	395,135
Total Liabilities and Equity	$5,913,918	$5,747,102	$5,923,716	$4,912,730	$4,959,756

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Average Balances
Assets	$5,800,104	$4,932,852	$5,785,309	$4,911,556
Loans and leases, net of unearned	3,692,159	2,905,778	3,631,977	2,891,449
Deposits	4,665,993	3,871,945	4,649,683	3,836,731
Earning assets	5,321,149	4,461,923	5,299,857	4,433,182
Interest bearing liabilities	4,091,233	3,433,686	4,090,466	3,423,221
Common stockholders' equity	380,561	332,386	373,265	327,629
Total stockholders' equity	462,259	414,976	454,963	411,150
Tangible common stockholders' equity	334,747	299,225	326,866	294,366

Earnings Performance Ratios
Annualized return on average assets	0.73%	0.76%	0.60%	0.88%
Annualized return on average common equity	11.14%	11.28%	9.32%	13.19%
Annualized return on average common tangible equity	12.66%	12.53%	10.65%	14.68%
Annualized net interest margin(1)	4.04%	3.71%	3.98%	3.74%
Efficiency ratio, fully taxable equivalent(2)	71.75%	73.27%	73.32%	72.62%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, is noninterest expense, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains (losses), loss on sales/valuations of repossessed assets, net, and intangible assets amortization. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources, and it excludes certain specific revenue items (such as investment securities gains (losses), net, and loss on sales/valuations of repossessed assets, net). This is a non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Average Balances
Assets	$5,800,104	$5,770,350	$5,604,487	$4,901,972	$4,932,852
Loans and leases, net of unearned	3,692,159	3,571,127	3,341,252	2,937,508	2,905,778
Deposits	4,665,993	4,633,192	4,512,170	3,861,624	3,871,945
Earning assets	5,321,149	5,278,331	5,061,822	4,396,140	4,461,923
Interest bearing liabilities	4,091,233	4,089,691	3,921,951	3,413,205	3,433,686
Common stockholders' equity	380,561	365,889	349,056	309,472	332,386
Total stockholders' equity	462,259	447,587	430,754	391,170	414,976
Tangible common stockholders' equity	334,747	318,898	308,802	276,511	299,225

Earnings Performance Ratios
Annualized return on average assets	0.73%	0.47%	0.55%	0.53%	0.76%
Annualized return on average common equity	11.14%	7.41%	8.79%	8.38%	11.28%
Annualized return on average common tangible equity	12.66%	8.50%	9.93%	9.38%	12.53%
Annualized net interest margin(1)	4.04%	3.92%	3.82%	3.81%	3.71%
Efficiency ratio, fully taxable equivalent(2)	71.75%	75.00%	80.61%	75.35%	73.27%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, is noninterest expense, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains (losses), loss on sales/valuations of repossessed assets, net, and intangible assets amortization. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources, and it excludes certain specific revenue items (such as investment securities gains (losses), net, and loss on sales/valuations of repossessed assets, net). This is a non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Common Share Data
Book value per common share	$21.16	$20.36	$19.44	$18.58	$18.51
Tangible book value per common share(1)	$18.69	$17.86	$16.90	$16.64	$16.56
ASC 320 effect on book value per common share	$0.13	$(0.16)	$(0.82)	$(0.66)	$(0.44)
Common shares outstanding, net of treasury stock	18,467,646	18,454,048	18,399,156	16,951,053	16,934,161
Tangible capital ratio(2)	5.88%	5.78%	5.29%	5.78%	5.69%

Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$2,650,517	$2,547,625	$2,479,880	$2,042,995	$2,004,883
Residential mortgage	341,697	365,162	349,349	269,501	248,604
Agricultural and agricultural real estate	389,918	370,348	376,735	324,339	327,490
Consumer	315,234	297,978	294,145	268,112	254,825
Unearned discount and deferred loan fees	(2,632)	(3,337)	(3,157)	(3,241)	(3,425)
Total loans and leases held to maturity	$3,694,734	$3,577,776	$3,496,952	$2,901,706	$2,832,377

Loans covered under loss share agreements:
Commercial and commercial real estate	$1,208	$2,292	$2,314	$2,402	$2,519
Residential mortgage	1,995	2,062	2,280	2,433	2,493
Agricultural and agricultural real estate	567	502	543	446	441
Consumer	609	610	612	595	822
Total loans and leases covered under loss share agreements	$4,379	$5,466	$5,749	$5,876	$6,275

Other Selected Trend Information
Effective tax rate	27.81%	19.82%	0.57%	17.98%	27.35%
Average full time equivalent employees	1,655	1,678	1,662	1,616	1,542
Trust assets under management	$1,859,643	$1,736,308	$1,621,970	$1,535,092	$1,577,903
Total Residential Mortgage Loan Applications	$460,533	$316,829	$293,115	$416,128	$653,461
Residential Mortgage Loans Originated	$277,895	$175,249	$232,150	$349,012	$470,813
Residential Mortgage Loans Sold	$208,429	$149,993	$214,334	$336,780	$445,452
Residential Mortgage Loan Servicing Portfolio	$3,198,510	$3,107,589	$3,045,893	$2,887,667	$2,679,283

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Allowance for Loan and Lease Losses
Balance, beginning of period	$38,573	$41,685	$41,311	$37,623	$37,528
Provision for loan and lease losses	2,751	6,331	2,049	5,149	1,862
Charge-offs on loans not covered by loss share agreements	(1,392)	(10,617)	(3,197)	(2,454)	(2,742)
Charge-offs on loans covered by loss share agreements	(8)	(41)	—	(59)	(31)
Recoveries	913	1,215	1,522	1,052	1,006
Recoveries on loans covered by loss share agreements	55	—	—	—	—
Balance, end of period	$40,892	$38,573	$41,685	$41,311	$37,623

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$29,076	$31,928	$42,394	$47,088	$41,003
Loans and leases past due ninety days or more as to interest or principal payments	—	—	24	—	6
Other real estate owned	23,761	28,033	29,794	32,753	33,709
Other repossessed assets	414	397	397	469	603
Total nonperforming assets not covered under loss share agreements	$53,251	$60,358	$72,609	$80,310	$75,321

Covered under loss share agreements:
Nonaccrual loans	$297	$820	$783	$805	$571
Other real estate owned	634	50	58	265	1,054
Other repossessed assets	—	—	—	4	—
Total nonperforming assets covered under loss share agreements	$931	$870	$841	$1,074	$1,625

Performing troubled debt restructured loans	$12,076	$12,548	$19,353	$19,371	$32,661

Nonperforming Assets Activity
Balance, beginning of period	$61,228	$73,450	$81,384	$76,946	$71,209
Net loan charge offs	(432)	(9,443)	(1,675)	(1,461)	(1,767)
New nonperforming loans	4,264	5,328	6,981	16,070	18,471
Reduction of nonperforming loans(1)	(4,145)	(3,303)	(4,951)	(5,653)	(2,634)
OREO/Repossessed assets sales proceeds	(5,878)	(4,731)	(6,907)	(3,444)	(5,953)
OREO/Repossessed assets writedowns, net	(902)	(80)	(1,387)	(1,048)	(2,284)
Net activity at Citizens Finance Co.	47	7	5	(26)	(96)
Balance, end of period	$54,182	$61,228	$73,450	$81,384	$76,946

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	0.79%	0.89%	1.21%	1.62%	1.45%
Ratio of nonperforming assets to total assets	0.90%	1.06%	1.23%	1.63%	1.52%
Annualized ratio of net loan charge-offs to average loans and leases	0.05%	1.07%	0.20%	0.20%	0.24%
Allowance for loan and lease losses as a percent of loans and leases	1.11%	1.08%	1.19%	1.42%	1.33%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	140.64%	120.81%	98.27%	87.73%	91.74%
Loans delinquent 30-89 days as a percent of total loans	0.25%	0.31%	0.32%	0.53%	0.46%

(1) Includes principal reductions and transfers to performing status

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2014			June 30, 2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,287,411	$7,447	2.32%	$1,191,838	$4,712	1.59%
Nontaxable(1)	374,093	5,705	6.12	392,298	5,169	5.28
Total securities	1,661,504	13,152	3.17	1,584,136	9,881	2.50
Interest bearing deposits	7,236	7	0.39	9,607	2	0.08
Federal funds sold	202	—	—	160	—	—
Loans and leases:
Commercial and commercial real estate(1)	2,584,110	31,418	4.88	1,998,000	25,266	5.07
Residential mortgage	428,160	4,617	4.33	334,706	3,473	4.16
Agricultural and agricultural real estate(1)	371,191	4,742	5.12	322,438	4,204	5.23
Consumer	308,698	6,484	8.42	250,634	5,926	9.48
Fees on loans		1,604	—		1,436	—
Less: allowance for loan and lease losses	(39,952)	—	—	(37,758)	—	—
Net loans and leases	3,652,207	48,865	5.37	2,868,020	40,305	5.64
Total earning assets	5,321,149	62,024	4.68%	4,461,923	50,188	4.51%
Nonearning Assets	478,955			470,929
Total Assets	$5,800,104			$4,932,852
Interest Bearing Liabilities
Savings	$2,585,831	$2,090	0.32%	$2,011,051	$1,509	0.30%
Time, $100,000 and over	328,950	842	1.03	313,760	1,169	1.49
Other time deposits	543,326	1,645	1.21	528,775	2,388	1.81
Short-term borrowings	300,936	202	0.27	243,665	108	0.18
Other borrowings	332,190	3,685	4.45	336,435	3,702	4.41
Total interest bearing liabilities	4,091,233	8,464	0.83%	3,433,686	8,876	1.04%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,207,886			1,018,359
Accrued interest and other liabilities	38,726			65,831
Total noninterest bearing liabilities	1,246,612			1,084,190
Stockholders' Equity	462,259			414,976
Total Liabilities and Stockholders' Equity	$5,800,104			$4,932,852
Net interest income(1)		$53,560			$41,312
Net interest spread(1)			3.85%			3.47%
Net interest income to total earning assets(1)			4.04%			3.71%
Interest bearing liabilities to earning assets	76.89%			76.96%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2014			June 30, 2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,315,116	$15,208	2.33%	$1,188,223	$9,371	1.59%
Nontaxable(1)	386,438	10,508	5.48	381,644	10,089	5.33
Total securities	1,701,554	25,716	3.05	1,569,867	19,460	2.50
Interest bearing deposits	6,828	14	0.41	9,298	6	0.13
Federal funds sold	504	—	—	893	—	—
Loans and leases:
Commercial and commercial real estate(1)	2,542,457	61,730	4.90	1,990,270	50,826	5.15
Residential mortgage	414,254	8,967	4.37	334,227	6,912	4.17
Agricultural and agricultural real estate(1)	372,681	9,477	5.13	318,827	8,568	5.42
Consumer	302,585	12,668	8.44	248,125	11,750	9.55
Fees on loans		3,099	—		2,630	—
Less: allowance for loan and lease losses	(41,006)	—	—	(38,325)	—	—
Net loans and leases	3,590,971	95,941	5.39	2,853,124	80,686	5.70
Total earning assets	5,299,857	121,671	4.63%	4,433,182	100,152	4.56%
Nonearning Assets	485,452			478,374
Total Assets	$5,785,309			$4,911,556
Interest Bearing Liabilities
Savings	2,562,256	4,152	0.33%	1,986,381	3,142	0.32%
Time, $100,000 and over	334,615	1,717	1.03	314,755	2,339	1.50
Other time deposits	555,097	3,486	1.27	539,644	4,661	1.74
Short-term borrowings	303,489	428	0.28	236,747	256	0.22
Other borrowings	335,009	7,342	4.42	345,694	7,499	4.37
Total interest bearing liabilities	4,090,466	17,125	0.84%	3,423,221	17,897	1.05%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,197,715			995,951
Accrued interest and other liabilities	42,165			81,234
Total noninterest bearing liabilities	1,239,880			1,077,185
Stockholders' Equity	454,963			411,150
Total Liabilities and Stockholders' Equity	$5,785,309			$4,911,556
Net interest income(1)		$104,546			$82,255
Net interest spread(1)			3.79%			3.51%
Net interest income to total earning assets(1)			3.98%			3.74%
Interest bearing liabilities to earning assets	77.18%			77.22%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Total Assets
Dubuque Bank and Trust Company	$1,393,391	$1,346,025	$1,540,049	$1,438,041	$1,512,215
New Mexico Bank & Trust	1,050,117	1,020,381	1,032,441	999,555	1,029,360
Morrill & Janes Bank and Trust Company	837,148	859,998	890,984	—	—
Wisconsin Bank & Trust	658,773	631,501	643,430	635,606	643,727
Riverside Community Bank	506,150	490,147	443,114	460,224	450,915
Rocky Mountain Bank	472,079	456,201	467,443	464,221	448,855
Arizona Bank & Trust	467,966	472,141	450,320	415,174	393,829
Galena State Bank & Trust Co.	297,298	281,981	290,457	296,383	290,388
Minnesota Bank & Trust	165,250	157,965	170,517	166,324	164,714
Summit Bank & Trust	135,721	116,154	113,719	115,547	118,049
Total Deposits
Dubuque Bank and Trust Company	$1,001,798	$1,066,711	$1,116,154	$1,118,225	$1,122,506
New Mexico Bank & Trust	814,523	790,172	765,572	765,903	748,345
Morrill & Janes Bank and Trust Company	680,176	673,325	692,038	—	—
Wisconsin Bank & Trust	558,654	544,323	531,371	545,163	527,762
Riverside Community Bank	392,053	403,643	353,046	371,779	334,248
Rocky Mountain Bank	384,856	379,017	380,011	375,949	367,707
Arizona Bank & Trust	382,011	381,121	368,059	320,737	321,813
Galena State Bank & Trust Co.	257,029	244,682	244,505	252,691	245,324
Minnesota Bank & Trust	148,260	142,750	154,812	151,659	145,246
Summit Bank & Trust	118,275	104,598	101,447	102,855	102,891
Net Income (Loss)
Dubuque Bank and Trust Company	$4,135	$2,381	$5,009	$2,737	$3,694
New Mexico Bank & Trust	2,855	2,199	1,575	1,660	2,520
Morrill & Janes Bank and Trust Company	1,711	1,301	1,145	—	—
Wisconsin Bank & Trust	1,299	1,068	1,850	1,990	1,534
Riverside Community Bank	393	527	433	546	240
Rocky Mountain Bank	388	1,049	576	916	854
Arizona Bank & Trust	1,243	837	125	380	1,568
Galena State Bank & Trust Co.	1,072	802	403	324	981
Minnesota Bank & Trust	59	122	(31)	(124)	196
Summit Bank & Trust	(82)	(434)	44	(368)	(242)
Return on Average Assets
Dubuque Bank and Trust Company	1.20%	0.67%	1.36%	0.74%	1.00%
New Mexico Bank & Trust	1.10	0.88	0.61	0.66	0.99
Morrill & Janes Bank and Trust Company	0.81	0.62	0.66	—	—
Wisconsin Bank & Trust	0.82	0.69	1.16	1.24	0.96
Riverside Community Bank	0.31	0.49	0.38	0.46	0.21
Rocky Mountain Bank	0.34	0.92	0.49	0.80	0.75
Arizona Bank & Trust	1.05	0.74	0.12	0.38	1.59
Galena State Bank & Trust Co.	1.51	1.15	0.54	0.43	1.35
Minnesota Bank & Trust	0.15	0.32	(0.07)	(0.32)	0.55
Summit Bank & Trust	(0.26)	(1.57)	0.15	(1.27)	(0.85)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.67%	3.72%	3.59%	3.30%	3.23%
New Mexico Bank & Trust	3.96	3.80	3.63	3.58	3.53
Morrill & Janes Bank and Trust Company	3.50	3.17	2.97	—	—
Wisconsin Bank & Trust	4.27	4.41	4.39	4.43	4.25
Riverside Community Bank	3.57	3.45	3.17	2.82	2.89
Rocky Mountain Bank	4.36	4.21	4.22	4.15	3.96
Arizona Bank & Trust	4.47	4.37	4.35	4.57	4.29
Galena State Bank & Trust Co.	3.79	3.74	3.47	3.32	3.48
Minnesota Bank & Trust	3.88	3.79	3.64	3.50	3.30
Summit Bank & Trust	3.98	4.03	3.79	3.76	3.57

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$908,729	$897,860	$915,377	$828,502	$828,088
New Mexico Bank & Trust	575,685	556,928	529,808	508,452	501,373
Morrill & Janes Bank and Trust Company	429,326	400,243	384,685	—	—
Wisconsin Bank & Trust	496,486	465,969	459,594	444,174	442,184
Riverside Community Bank	233,668	227,920	186,739	181,024	174,498
Rocky Mountain Bank	339,479	317,513	316,702	301,224	285,900
Arizona Bank & Trust	328,438	343,298	329,211	278,616	251,416
Galena State Bank & Trust Co.	181,135	183,012	183,639	177,480	169,306
Minnesota Bank & Trust	105,142	98,818	101,491	94,182	89,121
Summit Bank & Trust	84,040	72,898	73,150	75,681	75,869
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,441	$8,839	$10,303	$11,040	$8,858
New Mexico Bank & Trust	6,628	6,388	7,202	7,007	6,619
Morrill & Janes Bank and Trust Company	1,741	1,137	406	—	—
Wisconsin Bank & Trust	4,564	4,281	4,850	4,554	4,420
Riverside Community Bank	3,335	2,835	3,121	3,012	2,924
Rocky Mountain Bank	4,179	3,965	4,148	4,451	4,404
Arizona Bank & Trust	3,754	3,913	4,133	3,841	3,573
Galena State Bank & Trust Co.	1,553	1,716	1,916	1,872	1,759
Minnesota Bank & Trust	1,071	1,021	1,091	1,068	944
Summit Bank & Trust	1,099	1,054	1,334	1,297	1,222
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$5,718	$7,729	$15,641	$19,803	$9,612
New Mexico Bank & Trust	4,781	5,195	6,880	7,406	8,606
Morrill & Janes Bank and Trust Company	368	129	160	—	—
Wisconsin Bank & Trust	3,617	4,904	6,165	6,825	7,921
Riverside Community Bank	6,213	5,213	3,325	4,120	2,769
Rocky Mountain Bank	3,471	3,271	3,326	4,076	5,997
Arizona Bank & Trust	2,946	3,200	4,413	1,862	2,240
Galena State Bank & Trust Co.	826	939	1,077	1,131	1,246
Minnesota Bank & Trust	—	—	—	—	3
Summit Bank & Trust	567	584	688	1,021	1,897
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.04%	0.98%	1.13%	1.33%	1.07%
New Mexico Bank & Trust	1.15	1.15	1.36	1.38	1.32
Morrill & Janes Bank and Trust Company	0.41	0.28	0.11	—	—
Wisconsin Bank & Trust	0.92	0.92	1.06	1.03	1.00
Riverside Community Bank	1.43	1.24	1.67	1.66	1.68
Rocky Mountain Bank	1.23	1.25	1.31	1.48	1.54
Arizona Bank & Trust	1.14	1.14	1.26	1.38	1.42
Galena State Bank & Trust Co.	0.86	0.94	1.04	1.05	1.04
Minnesota Bank & Trust	1.02	1.03	1.07	1.13	1.06
Summit Bank & Trust	1.31	1.45	1.82	1.71	1.61